UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) June 23, 2008

SOUTH TEXAS OIL COMPANY
(Exact name of Registrant as specified in charter)

Nevada	001-33777	74-2949620
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification)

300 E Sonterra Blvd, San Antonio, TX	78258
(Address of principal executive offices)	(Zip Code)

(210)545-5994 (Telephone) (210)545-3317 (Fax)
(Issuer's telephone number)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 40.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

SECTION 5 - Corporate Governance and Management

ITEM 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On June 23, 2008, Michael J. Pawelek, South Texas Oil Company’s current Chairman of its Board of Directors, was appointed Chief Executive Officer and President of the Company. Additionally, Wayne Psencik was appointed Executive Vice President and Chief Operating Officer, and Sherry L. Spurlock was appointed Executive Vice President and Chief Financial Officer. In addition to individual Employment Agreements, each new officer has executed a Non-Competition agreement with the Company. The respective Employment Agreements will be submitted for shareholder approval and ratification at a Special Meeting of Shareholders called for that purpose.

Contemporaneous with the above appointments, J. Scott Zimmerman resigned as Chief Executive Officer, President and a member of the Company’s Board of Directors. Mr. Zimmerman served as Chief Executive Officer, President and Director of the Company during a transition period for the Company. He resigned to facilitate the installment of a new management team to continue to develop and expand the business of South Texas Oil. All Management changes are effective June 23, 2008.

The individual Employment Agreements, Non-Competition Agreements as well as and Mr. Zimmerman’s letter of resignation are attached as Exhibits 99.1 through 99.7, respectively, and are incorporated by reference herein. The bios of Messrs. Pawelek, Psencik and Ms. Spurlock are set forth in the Press Release attached as Exhibit 99.8 and, likewise, are incorporated by reference herein.

SECTION 9 - FINANCIAL STATEMENTS AND EXHIBITS

ITEM 9.01 Financial Statements and Exhibits.

(a) Financial Statements.

Not applicable.

(b) Pro Forma Financial Information.

Not applicable.

(c) Exhibits

Exhibit Number	Description

99.1	Employment Agreement - Michael J. Pawelek, CEO
99.2	Employment Agreement - Wayne Psencik, COO
99.3	Employment Agreement - Sherry L. Spurlock, CFO
99.4	Non-Competition Agreement - Michael J. Pawelek
99.5	Non-Competition Agreement - Wayne Psencik
99.6	Non-Competition Agreement - Sherry L. Spurlock
99.7	Resignation letter - J. Scott Zimmerman
99.8	Press Release, June 24, 2008

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 24, 2008

South Texas Oil Company

By:	/s/ Michael J. Pawelek
Michael J. Pawelek, Chief Executive Officer